Exhibit 23.1

Registered, Public Company Accounting Oversight Board American Institute of CPAs, Center for Audit Quality Texas Society of Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in the Registration Statement on Form S-3 (File No. 333-136202) of Nova Biosource Fuels, Inc., in the Registration Statement on Form S-8 (File No. 333-134723) of Nova Biosource Fuels, Inc., in the Registration Statement on Form S-3 (File No. 333-140019) of Nova Biosource Fuels, Inc.,  in the Registration Statement on Form S-3 (File No. 333-143133) of Nova Biosource Fuels, Inc. and in the related prospectuses of our report dated September 18, 2007, relating to the financial statements of Clinton County Bio Energy, LLC as of and for the year ended June 30, 2007, appearing in Nova’s Form 8-K filed with the SEC on October 4, 2007.

\S\ Malone & Bailey, PC

Malone & Bailey, PC

www.malone-bailey.com

Houston, Texas

October 4, 2007

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